Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

JPMorgan & Chase Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Debt	Debt securities of JPMorgan Chase & Co.	457(o)			(1)(2)(3)	0.0000927	(2)(3)
Fees to be Paid	Equity	Preferred stock of JPMorgan Chase & Co.	457(o)			(1)(2)(3)	0.0000927	(2)(3)
Fees to be Paid	Equity	Depositary shares representing preferred stock of JPMorgan Chase & Co. (4)	457(o)			(1)(2)(3)	0.0000927	(2)(3)
Fees to be Paid	Equity	Common stock of JPMorgan Chase & Co.	457(o)			(1)(2)(3)	0.0000927	(2)(3)
Fees to be Paid	Other	Warrants of JPMorgan Chase & Co.	457(o)			(1)(2)(3)	0.0000927	(2)(3)
Fees to be Paid	Other	Units of JPMorgan Chase & Co. (5)	457(o)			(1)(2)(3)	0.0000927	(2)(3)
Fees to be Paid	Other	Debt securities, preferred stock, warrants and units of JPMorgan Chase & Co. and depositary shares representing preferred stock of JPMorgan Chase & Co.	457(o)			(1)(2)(3)	0.0000927	(2)(3)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$ (1)(2)(3)	0.0000927	$ (2)(3)
Fees previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities
Carry Forward Securities	Debt	Debt securities of JPMorgan Chase & Co.	415(a)(6)			(1)(2)(3)			S-3	333-230098	April 11, 2019	(1)(2)
Carry Forward Securities	Equity	Preferred stock of JPMorgan Chase & Co.	415(a)(6)			(1)(2)(3)			S-3	333-230098	April 11, 2019	(1)(2)
Carry Forward Securities	Equity	Depositary shares representing preferred stock of JPMorgan Chase & Co. (4)	415(a)(6)			(1)(2)(3)			S-3	333-230098	April 11, 2019	(1)(2)
Carry Forward Securities	Equity	Common stock of JPMorgan Chase & Co.	415(a)(6)			(1)(2)(3)			S-3	333-230098	April 11, 2019	(1)(2)
Carry Forward Securities	Other	Warrants of JPMorgan Chase & Co.	415(a)(6)			(1)(2)(3)			S-3	333-230098	April 11, 2019	(1)(2)
Carry Forward Securities	Other	Units of JPMorgan Chase & Co. (5)	415(a)(6)			(1)(2)(3)			S-3	333-230098	April 11, 2019	(1)(2)
Carry Forward Securities	Other	Debt securities, preferred stock, warrants and units of JPMorgan Chase & Co. and depositary shares representing preferred stock of JPMorgan Chase & Co.	415(a)(6)			(1)(2)(3)			S-3	333-230098	April 11, 2019	(1)(2)
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$ (1)(2)(3)(6)			S-3	333-230098	April 11, 2019	$(1)(2)(6)

	Total Offering Amounts					$ (1)(2)(3)		$

	Total Fees Previously Paid							—

	Total Fee Offsets							$ (6)

	Net Fee Due							$

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)
Fee Offset Claims	JPMorgan Chase & Co.	S-3	333-230098	March 6, 2019		$ (6)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$ (6)
Fee Offset Sources	JPMorgan Chase & Co.	S-3	333-230098		March 6, 2019						$ (6)

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities being registered. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $             in U.S. dollars or the equivalent thereof in any other currency.

(2)

Includes an unspecified amount of securities that may be reoffered or resold on an ongoing basis after their initial sale by affiliates of the Registrant in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)

The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)

No separate consideration will be received for the depositary shares representing shares of preferred stock issued by JPMorgan Chase & Co. No separate registration fee will be paid in respect of any such depositary shares.

(5)

Each unit of JPMorgan Chase & Co. will be issued under a unit agreement and will represent one or more debt securities, shares of preferred stock, depositary shares, shares of common stock and warrants of JPMorgan Chase & Co., as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(6)

The Registrant previously registered $145,989,153,962 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File Number 333-230098) filed on March 6, 2019, as amended by Pre-Effective Amendment No. 1 filed on April 8, 2019, of which a portion remains unsold (the “Unsold Securities”). The Registrant expects to offset a portion of the registration fee due hereunder by an amount of fees that was previously paid with respect to a portion of the Unsold Securities pursuant to Rule 457(p) under the Securities Act and to carry forward to this Registration Statement the remaining portion of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. Prior to the effectiveness of this Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the amount of Unsold Securities associated with the claimed fee offset pursuant to Rule 457(p) and the amount of filing fee being offset on account of such Unsold Securities, as well as the aggregate offering price of the remaining portion of Unsold Securities being carried forward pursuant to Rule 415(a)(6) and the filing fee previously paid in connection with such Unsold Securities. Upon the filing of the pre-effective amendment identifying such Unsold Securities, the Registrant will confirm the offering of the Unsold Securities associated with the claimed fee offset pursuant to Rule 457(p) has been terminated.

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